UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2016

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2016, Randolph Newcomer, Jr. informed the Board of Directors (the “Board”) of Parsley Energy, Inc. (the “Company”) of his decision to resign from his position as a member of the Board, effective as of August 12, 2016. Mr. Newcomer’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On August 12, 2016, the Company issued a news release announcing Mr. Newcomer’s resignation from the Board, effective as of August 12, 2016, as well as the appointment of Larry Parnell to the position of Vice President—Engineering, effective as of July 26, 2016. A copy of the news release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	News Release, dated August 12, 2016, titled “Parsley Energy Announces Resignation of Randolph Newcomer, Jr. from its Board of Directors and Appointment of Larry Parnell as Vice President—Engineering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

Date: August 12, 2016	By:	/s/ Colin W. Roberts
	Name:	Colin W. Roberts
	Title:	Vice President—General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release, dated August 12, 2016, titled “Parsley Energy Announces Resignation of Randolph Newcomer, Jr. from its Board of Directors and Appointment of Larry Parnell as Vice President—Engineering.”